AS FILED WITH THE SECURITIES EXCHANGE COMMISISON ON January 27, 2006

Registration No.

U.S. Securities and Exchange Commission Washington, D.C. 20549

FORM SB-2/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Arthro Pharmaceuticals, Inc.

(Name of small business issuer in its charter)

NEVADA	2834	98-040762
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Identification Classification Code)	(I.R.S. Employer Identification No.)
3316 West 1st Avenue Vancouver, British Columbia Canada Telephone 1-604-732-8455
(Address and telephone number of principal executive offices)

Copies of Communications to:

Mr. Peter Hughes, President
3316 West 1st Avenue
Vancouver, British Columbia, Canada
1-604-732-8455

Laughlin Associates, Inc.
2533 North Carson Street
Carson City, Nevada, 89706
1-800-648-0966
(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                                                       |__|____________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                       |__|____________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                       |__|____________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.     n                                              |__|____________
CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered(2)	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate price(2)	Amount of registration
Common Stock	3,920,909	$0.035	$137,232	$16.15

(1) Based on last sales price on May 31, 2005 and the anticipated price selling security holders will offer and sell their shares of common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (Section 230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table.  If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee needed to appear in the Calculation of Registration Fee table.  Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, Dated January 27, 2006

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Arthro Pharmaceuticals, Inc.

(A Development Stage Company)

3316 West 1st Avenue

Vancouver, British Columbia, Canada

1-604-732-8455

3,920,909 SHARES OF COMMON STOCK

This prospectus covers the 3,920,909 shares of common stock of Arthro Pharmaceuticals, Inc. being offered by certain selling security holders.

We will not receive any proceeds from the sale of the shares by the selling security holders.

There is presently no public market for our shares.  The selling security holders will offer and sell the shares of common stock at $.035 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

You should rely only on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling security holders are not offering these securities in any state where the offer is not permitted. The information in this prospectus is accurate as of the date on the front page of this prospectus, but the information may have changed since that date.

The purchase of the securities offered through this prospectus involves a high degree of risk.  You should purchase shares only if you can afford a complete loss of your investment.  See section entitled "Risk Factors" on pages 4 - 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of this Prospectus is: January 27, 2006.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. This prospectus contains market data related to our business. This data has been included in articles published by independent industry sources. Although we believe these sources are reliable, we have not independently verified this market data. This market data includes projections that are based on a number of assumptions. If any one or more of these assumptions turns out to be incorrect, actual results may differ materially from the projections based on these assumptions. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our company and our business made elsewhere in this prospectus as well as other pubic reports which may be filed with the United States Securities and Exchange Commission (the "SEC"). You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances, unless and to the extent required by applicable law.

TABLE OF CONTENTS

PROSPECTUS SUMMARY

This summary highlights important information about our company and business. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read this entire prospectus and the financial statements and related notes included in this prospectus carefully, including the "Risk Factors" section. Unless the context requires otherwise, "we," "us," "our", "Arthro" and the "company" and similar terms refer to Arthro Pharmaceuticals, Inc.

Arthro Pharmaceuticals, Inc.

Arthro Pharmaceuticals, Inc. is a corporation formed under the laws of the State of Nevada, whose principal executive offices are located at 3316 West 1st Avenue, Vancouver, British Columbia, Canada.  Our telephone number is 1-604-732-8455.

Our Business and Business Strategy

We are a development stage company and our business plan is to manufacture, market and distribute a topical arthritic pain reliever called "Arthrospray."  We plan to market Arthrospray to the mature population (individuals 55 and older) in the U.S. and its territories.

Our plan is to earn revenue from the sale of our arthritic pain reliever "Arthrospray."

We acquired the license to manufacture, market and distribute Arthrospray pursuant to a licensing agreement dated November 8, 2004. The Company issued 2,000,000 common shares at a fair value $0.001, for a total cost of $2,000.

We incurred a loss in the amount of $31,379.00 for the period from incorporation to May 31, 2005 and an additional loss of $12,875 for the quarter ended August 31, 2005.  At May 31, 2005 our working capital was $37,336.00 and at August 31, 2005 working capital was $24,573.

Securities Being Offered	3,920,909 shares of common stock.
Securities Issued and to be Issued	6,920,909 shares of common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing stockholders.
Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholders.

RISK FACTORS

An investment in our common shares involves a high degree of risk and is subject to many uncertainties. These risks and uncertainties may adversely affect our business, operating results and financial condition. Our most significant risks and uncertainties are described below; however, they are not the only risks we face. If any of the following risks actually occur, our business, financial condition, or results or operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein. You should acquire shares of our common stock only if you can afford to lose your entire investment. In order to attain an appreciation for these risks and uncertainties, you should read this prospectus in its entirety and consider all of the information and advisements contained in this prospectus, including the following risk factors and uncertainties.

We need additional financing and there is no assurance it can be obtained, which will likely prevent us from ever becoming profitable.

We currently have insufficient capital to meet our business plan.  We cannot assure you that we will be able to raise capital or develop sufficient revenues.  In the absence of financing and obtaining additional capital, it is doubtful that we will be able to continue operations, which means that you will not be able to recover your investment in our shares of common stock.

Any additional financing may significantly dilute your equity interest in our stock.

We hope to raise additional financing in the future.  Even if we are able to obtain capital, any financing will likely involve a dilution of the interest of our stockholders upon the issuance of additional shares of common stock and other securities.  Given our weak economic state, the terms upon which capital may be available could well involve substantial dilution to our stockholders, which may significantly reduce the value of your investment in our shares.

Because there is currently no market for our common stock, investors may find it extremely difficult to resell their shares and should not expect liquidity.

There is currently no market for our common stock.  We anticipate applying for trading of our common stock on the OTC Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms part.  We cannot assure you that our common stock will be traded on the bulletin board or, if traded, that a market will materialize.  In the absence of a public market for our common stock, an investment in our shares would be considered illiquid.  Even if a public market is established, it is unlikely a liquid market will develop.

Investors seeking liquidity in a security should not purchase our common stock.

Because we have limited operating history, you may find it difficult to evaluate our company.

We are presently in the process of completing our business plan for manufacturing, marketing and distributing our arthritic pain reliever. We have not yet earned any revenues and we will not be able to earn any revenues until our product has been manufactured and distribution has been established. Accordingly, we have no operating history from which investors can evaluate our future business prospects or management's performance.  As a result, you have no reliable means to determine whether you should make an investment in our company.

Because of our financial condition and because we have not been able to complete our business plan and develop revenues, our financial statements disclose that there is substantial doubt as to our ability to continue as a going concern.

As at May 31, 2005, we had $37,336 of working capital on hand and $24,573 at August 31,2005. We anticipate that revenues, if any, from operations will not be realized until sometime after our marketing and distributing plans are complete and funded. Because of our financial condition and these circumstances, our financial statements disclose there is substantial doubt as to our ability to continue as a going concern. It is not possible at this time to predict the outcome of these matters and whether we will ever become financially viable and develop revenues sufficient to achieve any level of profitability. As a result, investors who acquire our common shares must recognize that they may lose their entire investment.

If we are unable to sell a marketable product, our ability to generate revenue would be limited.

Our manufacturing, marketing and distribution plans are currently in the development stage and these plans must be completed in order to commence sales. Failure to attain market acceptance through recognized distribution channels will mean we will not be able to generate revenues.

We rely on our President who does not devote his full business time to our business.  If our President is not available, we may not be able to implement our business plan and investors may loose their entire investment.

We have only two directors and we rely principally on Mr. Peter Hughes, our President, for his entrepreneurial skills and experience and to implement our business plan. Presently Mr. Hughes does not devote 100% of his time and attention to our affairs which could result in delays in implementing our business plan.

Currently, we do have an employment agreement with Mr. Hughes. Accordingly, if Mr. Hughes does not continue to manage our affairs, or devote sufficient amounts of his business time to enable us to implement our business plan, our business would likely fail and you may lose your entire investment.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common shares in the foreseeable future, and we cannot assure an investor that funds will be legally available to pay dividends or that even if the funds are legally available, that dividends will be paid.

We face intensive competition within the healthcare industry and do not have sufficient resources to compete effectively.

We face competition from a wide range of competitors in the healthcare industry.  These companies include large, well established and financially stronger companies. As we have indicated previously, we have only limited resources to compete and may never have sufficient funds to develop a market for our arthritic pain reliever so that we may become a factor in this industry.  These competitive disadvantages represent another factor which may cause investors in our stock to lose the value of their investment.

If we are not able to develop a customer base, we will have limited prospects for generating revenues.

If we are not able to achieve a customer base, then we will not be able to achieve revenues.  Establishing a base of customers will require that we undertake marketing efforts that are successful in bringing users to recognize our brand name.  If we are not successful in developing a customer base as a result of our marketing efforts, then our ability to generate revenue would be severely limited.

Because Peter Hughes, our President, and Celine Totman, our Secretary, control approximately 72.25% of our outstanding common stock, they will control and make corporate decisions and investors will have limited ability to affect corporate decisions.

Mr. Peter Hughes and Celine Totman own and control approximately 72.25% of the outstanding shares of our common stock.  Accordingly, they will have almost complete influence in determining the outcome of all corporate transactions and business decisions.  The interests of Mr. Hughes and Ms. Totman may differ from the interests of the other stockholders, and since they have the ability to control most decisions through their control of our common stock, our investors will have limited ability to affect decisions made by management.

We are subject to the certain anti-takeover provisions under Nevada law, which could discourage or prevent a potential takeover of our company that might otherwise result in you receiving a premium over the market price for your common shares.

As a Nevada corporation, we are subject to certain provisions of the Nevada General Corporation Law that anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our Board of Directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

Because we are subject to the "penny stock" rules, the tradeability of our common stock will be limited which may make it more difficult for investors to sell their shares.

We are subject to "penny stock" regulations and even if a market for our common stock ever develops, unless the trading price of our common stock is  $5.00 per share or more, then trading in our common stock would be subject to the requirements of Rule 15g-9 under the Securities Exchange Act.  Under this rule, additional sales practice requirements are imposed on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse).  For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market.  The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks.  Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock.  The market price of our shares would likely suffer as a result.  A market in our common stock may never develop due to these factors.

Risks associated with forward-looking statements.

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned marketing efforts and future economic performance.  The forward-looking statements and associated risks set forth in this prospectus include or relate to:

     1.  Our ability to obtain a meaningful degree of consumer acceptance for our arthritic pain reliever now and in the future,

     2.   Our ability to market our arthritic pain reliever at competitive prices now and in the future,

     3.  Our ability to maintain brand-name recognition for our arthritic pain reliever now and in the future,

     4.  Our ability to maintain an effective distributor network,

     5.  Our success in forecasting demand for our arthritic pain reliever now and in the future,

     6.   Our ability to maintain pricing and thereby maintain adequate profit margins, and

     7.  Our ability to obtain and retain sufficient capital for future operations.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholders.

SELLING SECURITY HOLDERS

The selling stockholders named in this prospectus are offering all of the 3,920,909 shares of common stock offered through this prospectus. The shares include the following:

     1.  3,920,909 shares of our common stock that the selling stockholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on May 9, 2005.

Unless otherwise stated below, to our knowledge no selling security holder nor any of affiliate of such shareholder has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus. The number and percentage of shares beneficially owned before and after the sales is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. The total number of common shares sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations or recapitalizations. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling stockholders, including:

     1.  the number of shares owned by each prior to this offering;

     2.  the total number of shares that are to be offered for each;

     3.  the total number of shares that will be owned by each upon completion of the offering;

     4.  the percentage owned by each; and

     5.  the identity of the beneficial holder of any entity that owns the shares.
Securityholder	Percent owned upon completion	Total Shares owned prior to this offering	Total shares to be offered for selling securities holders	Total shares to be owned upon completion of this offering
Christopher Allan 2047 Hyannie Drive North Vancouver, BC, Canada	NIL	114,286	114,286	NIL
Joille Amacker 195 rue de St. Julien Plan-les-Ovates, Switzerland	NIL	115,294	115,294	NIL
Mike Barnsley 4093 Cavendish Dr. Richmond, BC, Canada	NIL	28,571	28,571	NIL
Jill Beanser 910-425 Howe St. Vancouver, BC, Canada	NIL	14,286	14,286	NIL
David Blann 38151 Clashe Dr. Box 1852 Squamish, BC, Canada	NIL	28,571	28,571	NIL
Graeme Egan 3278 West 23 Ave. Vancouver, BC, Canada	NIL	100,000	100,000	NIL
Peter Fredericksen 18073 19A Ave. Surrey, BC, Canada	NIL	28,571	28,571	NIL
Albert Legrand Dieweg 53A, 1180 Brussels, Belgium	NIL	587,636	587,636	NIL
Janet Lermitte 10860 Seamount rd. Richmond, B.C., Canada	NIL	28,571	28,571	NIL
Paul Lermitte 10860 Seamount rd. Richmond, B.C., Canada	NIL	28,571	28,571	NIL
David Lim 614-518 Mobarley Rd. Vancouver, BC, Canada	NIL	20,000	20,000	NIL
Kurt Loewen 4 rue Lack Nuspelt Luxemburg	NIL	14,286	14,286	NIL
Steph Loewen 4 rue Lack Nuspelt Luxemburg	NIL	14,286	14,286	NIL
Khang Mei-Ling 614-518 Moberley Rd. Vancouver, BC, Canada	NIL	20,000	20,000	NIL
Andrew Molnar 910-475 Howe St. Vancouver, BC, Canada	NIL	14,286	14,286	NIL
Tom Ngi 17-3036 West 4th Ave. Vancouver, BC, Canada	NIL	20,000	20,000	NIL
Michel Paquet 1 rue des Murs 1296 Coppet, Switzerland	NIL	14,090	14,090	NIL
Michele Paquet 1 rue des Murs 1296 Coppet, Switzerland	NIL	14,090	14,090	NIL
Wendy Pirie 3165 Mather Ave. West Vancouver, BC, Canada	NIL	14,286	14,286	NIL
Barbara Birg Rahmann 206-560 Nicole St. Vancouver, BC, Canada	NIL	57,143	57,143	NIL
Florian Rahmann Dorfshasse 20 Kugsmacht, Switzerland	NIL	171,429	171,429	NIL
Christopher Reuter 34 rue de l'ecole L8128 Bridal Luxembourg	NIL	14,286	14,286	NIL
David Rose 9331 Ryan Cres. Richmond, B.C., Canada	NIL	28,571	28,571	NIL
John Rosene 3336 West 2nd Ave. Vancouver, BC, Canada	NIL	28,571	28,571	NIL
Peter Hughes 3316 West 1st Ave. Vancouver, BC, Canada	28.9%	2,000,000	2,000,000	NIL
James Totman 14 Terrassiere Geneva, Switzerland	NIL	85,514	85,514	NIL
Robert Vance #2 Grace Point Salt Spring, BC, Canada	Nil	285,714	285,714	Nil
Alex Wong 5570 Kingston Rd. Vancouver, B.C., Canada	Nil	15,000	15,000	Nil
Peter Yee 15719-81A Ave. Surrey, BC, Canada	Nil	15,000	15,000	Nil

The numbers in this table assume that none of the selling stockholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on shares of common stock outstanding on the date hereof.

PLAN OF DISTRIBUTION

The selling shareholders will offer and sell their shares at $0.035 per share until our shares are quoted on the OTC Bulletin Board or a national securities exchange and thereafter at prevailing market prices or privately negotiated prices.  The initial offering is based on recent sales at $0.035 per share in May 2005.  Our common stock is presently not traded on any market or securities exchange, although a market maker has informed us of its interest to file an application for us to become eligible for quotation on the OTC Bulletin Board.

The selling shareholders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices.  Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with sales of securities.  The shares will not be sold in an underwritten public offering.

The selling security holders may sell the securities in one or more of the following methods:

- on the "pink sheets" or in the over-the-counter market or on such exchanges on which our shares may be listed from time-to-time;

- in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value by any selling security holder to its partners or members, subject to rules relating to sales by affiliates; or

- through the issuance of securities by issuers other than us, convertible into, exchangeable for, or payable in our shares.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

Although not expected, if the selling stockholders enter into an agreement after effectiveness, to sell their shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, then Arthro Pharmaceuticals, Inc. will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker-dealer, providing the required information on the plan of distribution and revising the disclosure in the prospectus.  In addition we will also file such agreement as an exhibit to the registration statement.

In making sales, brokers or dealers used by the selling security holders may arrange for other brokers or dealers to participate.  The selling security holders and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation.

At the time a particular offer of the securities is made by or on behalf of a selling security holder, to the extent required, a prospectus is to be delivered.  The prospectus will include the number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares of common stock purchased from the selling security holder, and any discounts, commissions or concessions allowed or re-allowed or paid to dealers, and the proposed selling price to the public. In the event that shares of selling security holders listed in this prospectus are transferred to other persons and parties by way of gift, devise, pledge or other testamentary transfer, we will file a prospectus supplement to identify the new selling security holders.

We have told the selling security holders that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to their sales in the market. With certain exceptions, Regulation M precludes any selling security holders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.  Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with an at the market offering such as this offering.  We have provided each of the selling security holders with a copy of these rules.  We have also told the selling security holders of the need for delivery of copies of this prospectus in connection with any sale of securities that are registered by this prospectus.  All of the foregoing may affect the marketability of our common stock.

We are bearing all costs relating to the registration of the common stock and will pay these costs from cash in priority to our operating expenses.  The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

This offering will terminate on the date that all shares offered by this Prospectus have been sold by the selling shareholders.

Penny Stock Rules

We are subject to "penny stock" regulations under Rule 15g-9 under the Securities Exchange Act.  If a market for our common stock ever develops, we will remain subject to this rules unless the trading price of our common stock is not less than $5.00 per share.   The penny stock rules require a broker-dealer, prior to transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market.

The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

LEGAL PROCEEDINGS

We are not a party to any pending legal proceedings that, if decided adversely to us, would have a material adverse effect upon our business, results of operations or financial condition and are not aware of any threatened or contemplated proceeding by any governmental authority against our company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names, positions and the ages of our directors and executive officers.  Directors are elected at our annual meeting of stockholders and serve for a one year term or until removed from office in accordance with our bylaws or their successors are elected and qualify.  Officers are appointed by the board of directors and their terms of office are, except to the extent governed by employment contract, at the direction of the board of directors.  Directors do not currently receive any compensation for their services in acting as directors. Our President, Peter Hughes, has a management contract whereby he receives $2,000 per month.

Name	Age	Position	Director Since
Peter Hughes	44	Chief Executive Officer, President and Director	2004
Celine Totman	32	Director	2004

Biographical Information

Peter Hughes is a businessman and has served as our President, Chief Executive Officer and Director since October 27, 2004 (Date of Incorporation). Mr. Hughes has been actively involved in the pharmaceutical industry as an Executive Officer and Director for over 18 years. Mr. Hughes has experience in marketing and sales of consumer product lines, product management, product licensing, product manufacturing and U.S. government regulations regarding health products as well as public company experience. He holds a Bachelors Degree in Science from the University of British Columbia (1983)and successfully completed the Canadian Securities Course in 1985. Mr. Hughes may be considered a promoter within the meaning of the federal securities laws.

Celine Totman's education includes a Masters Degree in Environmental Sciences, University of Geneva,Switzerland, 1996-1998 and a Bachelor Degree in Biology ,University of Geneva,Switzerland,1993-1996. Celine is a Registered Professional Biologist with the Association of Professional Biologists of British Columbia and, for the past 5 years Ms. Totman has worked as an Environmental Scientist and Biologist in Vancouver, British Columbia, Canada. Her specialty is environmental risk assessment and water quality. Ms. Totman's work experience also includes market research and analyses for various industries and website development and design. She has served as our Secretary and Director since October 27, 2004.

The Officers of the company do not devote their full time and attention to our affairs.  We estimate that Mr. Hughes devotes approximately 25% of his time to our business and Ms. Totman less than 20%.

Family Relationships

Mr. Hughes and Ms. Totman are married. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock beneficially owned as of the date of this prospectus, by:

(i) each stockholder known by us to be  the  beneficial owner of five (5%) percent or more of our outstanding common stock;

(ii)each of our executive officers and directors;

(iii)all executive officers and directors as a group.

As at the date hereof, there were shares of our common stock issued and outstanding.
Name and Address of Beneficial Holder	Amount and Nature of Beneficial Owner	Percent of Class
Peter Hughes	2,000,000	28.90%
Celine Totman	3,000,000	43.35%

         All Executive

         Officers and Directors

         as a group

         (2 persons)           5,000,000                 72.25%

(1) Unless otherwise indicated the address of each of the listed beneficial owners identified is 3316 West 1st Avenue, Vancouver, BC, Canada.

(2) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.  Under securities law, a person is considered a "beneficial owner" of a security if that person has or shares power to vote or direct the voting of such security or the power to dispose of such security.  A person is also considered to be a beneficial owner of any securities of which the person has a right to acquire beneficial ownership within 60 days.

Change of Control

There are currently no arrangements known to us, which will or in the future could, result in a change of control.

DESCRIPTION OF SECURITIES

General

The following description of our capital stock is a summary of the material terms and is subject to and qualified in its entirety by our articles of incorporation, our bylaws and Nevada Law.  Our authorized capital stock consists of 75,000,000 shares consisting of one class of stock as follows:

Common Stock

Our articles of incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001.  Each holder of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the articles of incorporation.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the board of directors out of legally available funds and, in the event of liquidation, dissolution or winding up of the our affairs.  In the event that any of the aforementioned situations occur holders are entitled to receive, ratably, our net assets available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation.  Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights.  To the extent that additional shares of our common stock are issued, the relative interests of then existing stockholders may be diluted.

As of the date of this prospectus, there were 6,920,909 shares of our common stock issued and outstanding, held by stockholders of record.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Mr. Dennis H.Johnston, our independent legal counsel has provided an opinion on the legality of the issuance of the securities being offered herein.

The financial statements included in this prospectus and registration statement have been audited by Amisano Hanson, Chartered Accountants, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.502(1) or 78.502(2), or in defense of any claim, issue or matter therein.

NRS 78.502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747, provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The question of whether a director or officer acts as the alter ego of a corporation must be determined by the court as a matter of law.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated under the laws of the State of Nevada on October 27, 2004, and are in the early developmental stage.

Effective November 8, 2004, we entered into a licensing agreement for the exclusive rights to manufacture, market, distribute and sell an arthritic pain reliever Arthrospray in the United States of America and it's territories. In consideration the Company issued 2,000,000 shares to Mr. Peter Hughes, the Company's President, for this licensing agreement. These shares were issued at a fair value of $0.001 or aggregate consideration of $2,000.

We have not been involved in any bankruptcy, receivership or similar proceeding, nor have we been involved in any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

DESCRIPTION OF BUSINESS

Business of Issuer

Our plan is to manufacture, market and distribute in the U.S. and it's territories our principal product, "Arthrospray". Arthrospray is a non-prescription, topical arthritic pain reliever formulated to penetrate the skin to provide fast, soothing relief from arthritic pain. Arthrospray contains a unique combination of active ingredients including an anti-inflammatory, a counter irritant and an analgesic together in a proprietary soap base. The base has been formulated to reduce evaporation and enhance absorption of active ingredients through the skin to the area of pain. All active ingredients are exempt from new drug status by the Food and Drug Administration (FDA) for the purposes of providing topical arthritic pain relief.

Market

Arthritis is the leading cause of physical disability in the United States. An estimated 40 million Americans have arthritis or other rheumatic conditions. The population is aging rapidly and by the year 2020 this number is expected to reach 59 million. The majority of arthritis sufferers are over 55 years of age with noticeably more women affected than men. Recent estimates place the direct medical cost of arthritis at $15.2 billion per year, with total costs of medical care and lost wages exceeding $64 billion.

Current and Planned Development

1.  Development of Arthrospray

Arthrospray has been formulated to provide temporary relief from arthritic pain using a combination of active ingredients and a specially formulated base. The base was developed to reduce evaporation of active ingredients while transporting these ingredients through the skin to the inflamed tissue. Arthro was not involved in the development of the product, however the Company obtained the license to manufacture, market and distribute Arthrospray, in the United States and it's territories on November 8,2004.

2.  Marketing and Distribution of Arthrospray

Arthrospray is the focus of Arthro's marketing efforts in the United States. Arthro's marketing strategy is to concentrate on distribution and advertising channels specific to arthritic suffers, specifically, the mature population of the United States. Arthro's direct marketing plan is to utilize all available resources to provide a combination of targeted advertising (print, radio, TV), product sampling, public relations effort, celebrity and medical endorsements, product and educational literature, web-based joint ventures with successful health-related portals, and relationships with arthritis foundations and academic associations. In addition to direct marketing strategies, Arthro will explore traditional marketing and distribution strategies focused on pharmacies and physicians specializing in arthritis. In this case, product would be distributed through regional wholesalers and distributors. The advantage of our direct marketing approach is that we expect a large and diversified customer base meaning we will not be relying on limited numbers of buyers.

Arthrospray is a consumable product and it is expected that satisfied customers will continue to purchase the product long after advertising costs have been absorbed. A customer database will be maintained and a 'customer loyalty program' will be implemented to encourage repeat sales and word-of-mouth product recommendations from customers.

Intellectual Property

To protect our rights to intellectual property, we will rely on a combination of trademark, copyright law, trade secret protection, and confidentially agreements. Arthro will rely on non-disclosure of its formula and mixing parameters.

We currently plan to market our product under the tradename Arthrospay for which we plan to apply for a registered trademark.

Production

Arthro will use a federally inspected liquid drug manufacturer to service the demand for its product. Any third-party manufacturer will be subject to terms of a Confidentiality Agreement essential to ensure non-disclosure of confidential product formulae and mixing parameters. A third-party manufacturer relieves Arthro of the prohibitive costs associated with production and quality control. The finished product will be delivered to Arthro or its third-party order fulfillment company, for shipment to customers. As the business expands, the Company will consider establishing a company-owned production and/or order fulfillment facility.

Competition

The arthritic pain relief market is competitive and many successful, multi-national corporations with well-known brand names dominate this market. These companies are typically well funded and possess a wealth of human resources, research and development capabilities and established distribution networks. Arthro's strategy for entering this market is to offer a unique product in conjunction with a two-pronged marketing approach, including traditional wholesale marketing and direct marketing strategies. Marketing Arthrospray directly to customers may provide an additional competitive advantage, as competitors will not have access to the identity of our customers, making it more difficult to influence their choice of pain relief product.

Competitive arthritic pain relievers include both systemic medications (pills administered orally) and topical medications (applied directly to the skin). Both can be either prescription or non-prescription. Systemic treatments, although effective, can generate more side effects as a consequence of the drug circulating throughout the entire body. Topical treatments act on the surface of the body or are absorbed locally, just below the surface of the skin. Patients whose pain is relieved using topical agents require lower doses of oral medications, thereby mitigating the risk of harmful side effects often associated with oral medications.

Arthrospray is a non-prescription, topical treatment. Topical competitors fall into 3 sub-categories; local anesthetics, analgesics and counter-irritants. Local anesthetics are substances used to reduce or eliminate pain in a limited area of the body. Analgesics are 'non-steroidal anti-inflammatory drug' (NSAIDs) preparations in cream, ointment, or gel form. Topical analgesics are used to reduce swelling and ease inflammation that can cause pain. Counter-irritants stimulate sensory receptors of heat or cold to cover up or counter pain.

The Company will rely on a strict policy of non-disclosure with third-party custom manufacturers, thereby maintaining its competitive edge.

Government Regulations

The Food and Drug Administration (FDA) regulates the health care industry in the United States. FDA is responsible for ensuring that companies offer health care products that are safe to use and contain active ingredients that justify the claims made by each product.

A product is referred to as a 'new drug' if a product makes claims relating to active ingredient(s) that have not been accepted or approved by the FDA. A 'new drug' cannot be marketed prior to vigorous testing and subsequent approval by the FDA, often taking years and millions of dollars. However, if a product contains active ingredients approved by the FDA, then the manufacturer is permitted to market their product if they first register their active ingredients, labeling material and packaging material with the FDA and abide by good manufacturing and labeling practices. In this case, product testing is not required.

Arthrospray is a health care product and, as such, is regulated by the FDA. Arthrospray contains active ingredients that are approved by the FDA for its product claims and therefore, does not require approval from the FDA as a 'new drug'. Prior to commencing manufacturing and marketing of Arthrospray, Arthro will register its active ingredients, product claims and labeling/promotional materials with the FDA. Arthro also plans to use a US based third-party, FDA approved and certified manufacturing facility.

Due to ever increasing healthcare demands it is possible that a number of new laws and regulations may be adopted with respect to healthcare generally, covering issues such as pricing, and characteristics and quality of products and services.  Similarly, the growth and development of the market for healthcare products may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business in this sector.  The adoption of any such laws or regulations may decrease the growth of the healthcare sector, increase our cost of doing business or otherwise have a harmful effect on our business.

Currently, governmental regulations of this nature have not materially affected the healthcare sector. However, the legal and regulatory environment that exists is uncertain and may change. New laws may cover issues that include:

     *     Sales and other taxes;

     *     Pricing controls;

     *     Characteristics and quality of products and services;

     *     Consumer protection;

     *     Cross-border commerce;

     *     Libel and defamation;

     *     Copyright, trademark and patent infringement.

These new laws may impact our ability to develop and market Arthrospray in accordance with our business plan.

If we commence selling Arthrospray, we anticipate that our sales and our customers will be in multiple states.  As our customers may be resident in such states, such jurisdictions may claim that we are required to qualify to do business as a foreign company in each such state.  Failure to qualify as a foreign company in a jurisdiction where required could subject us to fines, penalties or other prosecutions.

Research and Development Expenditures

We have not expended any money on research and development.

We have, however, issued 2,000,000 common shares at a fair value of $2000.00 for the acquisition of the Arthrospray licensing agreement and plan to expend in the next 24 month period the sum of $108,000 on expenses associated with further marketing and development of our arthritic pain reliever.

Environmental Regulations

We are not aware of any environmental laws that will be applicable to the operation of our business.

Employees

We currently have no full-time employees.  Mr. Peter Hughes, our President and Chief Executive Officer, works part-time under a one year management contract signed on November 30,2004.  As prospects and circumstances warrant, we will engage additional full-time and part-time employees, as well as consultants, to perform required services.

PLAN OF OPERATION

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Statements included in this Management's Discussion and Analysis of Financial Condition and Results of Operations, and in future filings by the Company with the Securities and Exchange Commission, in the Company's press releases and in oral statements made with the approval of an authorized executive officer which are not historical or current facts are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. You are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

The following important factors, among others, in some cases have affected and in the future could affect the Company's actual results and could cause the Company's actual financial performance to differ materially from that expressed in any forward-looking statement: (i) the extremely competitive conditions that currently exist in the market for companies similar to the Company and (ii) lack or resources to maintain the Company's good standing status and requisite filings with the Securities and Exchange Commission. The foregoing list should not be construed as exhaustive and the Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. The following discussion should be read in conjunction with our financial statements and their explanatory notes included as part of this prospectus.

Results of Operations

We are a development stage company. Currently, we are not a party to any binding agreements that will generate revenues. Due to our lack of revenue-production to date, and our lack of contractual commitments to generate revenue, there is no basis at this time for investors to make an informed determination as to the prospects for our future success. For similar reasons, our auditors have included in their report covering our financial statements for the period from incorporation to May 31, 2005, that there is substantial doubt about our ability to continue as a going concern.

For the period from incorporation October 27, 2004 through May 31, 2005 we incurred a deficit of $31,379.00. In addition for the first quarter ended August 31, 2005 the Company lost $12,875.

Through August 31, 2005, we funded our operations through the sale of our equity securities. In May 2005, we completed the sale of 1,920,909 shares of common stock for proceeds to us of $67,211.00. The sale of these shares was effected off-shore, pursuant to SEC rules, regulations and interpretations, including Regulation S.

The funds available to us currently are insufficient to carry out our plan of operations and we will be unable to generate revenues until such time as the marketing of our product is publicly accepted. We will require additional financing in order to pursue our plan of operations. As at May 31, 2005 we had current assets net of non-related amounts payable of $37,336 which are sufficient to pay the remaining costs of the offering estimated of $21,000 leaving us with working capital of $16,336 to cover the costs of manufacturing, marketing and distributing our arthritic pain reliever and general working capital. At August the Company had current assets net of non-related accounts payable of $24,573.

Our financial plan requires us to seek additional capital in the private and/or public equity markets.  This additional capital may be provided by the sale of equity or debt securities, or through the issuance of debt instruments.  If we receive additional funds through the issuance of equity securities, however, our existing stockholders may experience significant dilution.

If we issue new securities, they may contain certain rights, preferences or privileges that are senior to those of our common stock.

Moreover, we may not be successful in obtaining additional financing when needed or on terms favorable to our stockholders.

As we have no commitments from any third parties to provide additional equity or debt funding, we cannot provide any assurance that we will be successful in attaining such additional funding.

Our current operations are budgeted at approximately $4533.00 per month or a total of $54,400 over the next twelve month period. Our costs for the first quarter ended August 31,2005 were $12,875 which is less than what we had budgeted. In the absence of third-party funding, where we determine that the available funding is insufficient to maintain our current operations, we will reduce our expenditures accordingly. We expect our management, affiliates and current stockholders would support this minimum budget over the next twelve month period.  Although management has indicated a willingness to provide additional financing for such limited operations, we have no written commitments for funding and accordingly we can provide no assurances that additional funding, as required, will be available to us or be available to us upon acceptable terms.  If we receive no additional funding, we will eventually have to cease operations. It is our objective to carry out our plan and successfully market our product. Based on our above-mentioned budget, we will be able to operate our business, which will allow us to seek proper funding. If we are unable to obtain additional funding to conduct our development program, it is not our plan to seek other business opportunities including acquiring or merging with a private company unless such an acquisition or merger was with a strategic business partner or business that strengthened and furthered our business plan as outlined in this registration statement.

We anticipate incurring continuing operating losses for the foreseeable future.  We base this expectation, in part, on the fact that we will incur substantial operating expenses in completing our future development program and anticipate any revenues earned will assist in offsetting the costs of this future development, but it is not likely to cover these costs. Our future financial results are also uncertain due to a number of factors, some of which are outside our control.  These factors include, but are not limited to:

(a) our ability to manufacture a commercially marketable arthritic pain reliever with the features and functionality sought by our potential customers;

(b) our ability to successfully market our arthritic pain reliever to potential customers;

(c) our ability to distribute for use our arthritic pain reliever that will enable us to generate revenues that exceed our operating costs; and

(d) the introduction and availability of competing products.

As a result of the material uncertainties discussed above regarding our financial position and our ability to carry out our business plan and market our proposed product, persons who cannot afford a complete loss of their investment should not purchase our securities.

We believe the above discussion contains a number of forward-looking statements.  Our actual results and our actual plan of operations may differ materially from what is stated above.  Factors which may cause our actual results or our actual plan of operations to vary include, among other things, decisions of our board of directors not to pursue a specific course of action based on its reassessment of the facts or new facts, changes in the general healthcare market or general economic conditions and those other factors identified in this prospectus.

DESCRIPTION OF PROPERTY

We do not own or lease any real property.  Our principal executive offices are controlled by Ms. Celine Totman, our Secretary and a director, at 3316 West 1st Avenue, Vancouver, BC, Canada. The Company pays $400 per month to Ms. Totman pursuant to a rental agreement dated December 1, 2004. The agreement is for term of twelve months commencing December 1, 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below, there have been no material transactions, series of similar transactions, currently proposed transactions, or series of similar transactions, to which we are or will be a party, in which any of our directors or executive officers, any security holder who is known by us to own of record or beneficially more than five percent of our common stock, any promoter, or any member of the immediate family of any of the foregoing persons, had a material interest.

Mr. Peter Hughes may be considered a promoter within the meaning of the federal securities laws. At this time we have not formulated any corporate policies for entering into transactions with affiliated parties.

Members of our management team are not employed by us on a full-time basis. They are involved in other business activities and may, in the future become involved in other businesses.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between our business and their other business interests.  We do not have and do not intend in the future to formulate a policy for the resolution of such conflicts.  We currently have a management contract in place with Mr. Hughes whereby the Company pays Mr. Hughes $2000 per month for his services.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had thirty (30) registered stockholders.

Rule 144 Shares

A total of 3,000,000 shares of our common stock will be available for resale to the public after November, 2005, in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.  1% of the number of shares of our common stock then outstanding which, in our case, will equal approximately 69,200 shares as of the date of this prospectus; or

2.  the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

Under Rule 144(k), a person who is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 3,000,000 shares that may be sold pursuant to Rule 144 after November 2005.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling stockholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends after giving effect to the distribution of the dividend:

      1. We would not be able to pay our debts as they become due in the usual course of business; or

      2. Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information relating to all compensation awarded to, earned by or paid by us during each of the preceding three fiscal years to: (a) all individuals serving as our Chief Executive Officer in the fiscal year ended May 31, 2005; and (b) each of our executive officers who earned more than $100,000 during the fiscal year ended May 31, 2005:

	Other Annual Compensation			Securities Underlying Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Optons/SARS	All LTIP Payouts	Other Compensation
Peter Hughes, President, CEO	2005	12,000	-	-	-	-
Celine Totman Secretary	2005	-	-	-	-	-

Mr. Hughes was paid $6,000 for the first quarter ended August 31, 2005.

Option Grants in Last Fiscal Year

 We did not grant any stock options to the executive officers during our most recent fiscal year ended.  We have also not granted any stock options to executive officers.

Compensation of Directors

At present the Company has entered into a management contract with Mr. Hughes dated November 30, 2004. The contract permits for the Company to pay $2,000 per month for a period of twelve months.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

There are no employment contracts, compensatory plans or arrangements, including payments to be received from us, with respect to any of our directors or executive officers which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with us, any change in control of us, or a change in the person's responsibilities following such a change in control.

AVAILABLE INFORMATION

Availability of Additional Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits.  Statements contained in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents and are not necessarily complete.  In each instance, we refer you to the copy of the contracts or other documents filed as exhibits to this registration statement, and the statements we have made in this prospectus are qualified in their entirety by reference to the referenced contracts, agreements or documents.

The registration statement, including all exhibits, may be inspected without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549.  Copies of these materials may also be obtained from the SEC's Public Reference at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, upon the payment of prescribed fees.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The registration statement, including all exhibits, has been filed with the SEC through the Electronic Data Gathering, Analysis and Retrieval system.   Following the effective date of the registration statement, we will become subject to the reporting requirements of the Exchange Act and in accordance with these requirements, will file annual, quarterly and special reports, and other information with the SEC.  We also intend to furnish our stockholders with annual reports containing audited financial statements and other periodic reports as we think appropriate or as may be required by law.  This registration statement and other filings made by us with the SEC through its Electronic Data Gathering, Analysis and Retrieval Systems are publicly available through the SEC's site on the World Wide Web located at http//www.sec.gov.

REPORTS TO SECURITY HOLDERS

We will voluntarily send a report annually to stockholders including our annual audited financial statements.

ARTHRO PHARMACEUTICALS INC.

(A Development Stage Company)

REPORT AND FINANCIAL STATEMENTS

May 31, 2005

(Stated in US Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders,

Arthro Pharmaceuticals Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Arthro Pharmaceuticals Inc. (A Development Stage Company) as of May 31 2005 and the related statements of operations, stockholders' equity and cash flows for the period October 27, 2004 (Date of Incorporation) to May 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Arthro Pharmaceuticals Inc. as of May 31, 2005 and the results of its operations and its cash flows for the period from October 27, 2004 (Date of Incorporation) to May 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage, has no established sources of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Vancouver, Canada	/s/ Amisano Hanson
July 11, 2005	Chartered Accountants

ARTHRO PHARMACEUTICALS INC.

(A Development Stage Company)

BALANCE SHEET

May 31, 2005

(Stated in US Dollars)

ASSETS	2005

Current
Cash	$ 37,936
Prepaid expense - Note 7	2,400

40,336

Equipment - Note 3	1,496
License agreement - Note 4	2,000

$ 43,832

LIABILITIES

Current
Accounts payable and accrued liabilities	$ 3,000

STOCKHOLDERS' EQUITY

Common stock
75,000,000 shares authorized, $0.001 par value
6,920,909 shares issued	6,921
Additional paid-in capital	65,290
Deficit accumulated during the development stage	(31,379)

40,832

$ 43,832

Nature and Continuance of Operations - Note 1

Commitments - Notes 4 and 8

SEE ACCOMPANYING NOTES

ARTHRO PHARMACEUTICALS INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

for the period October 27, 2004 (Date of Incorporation) to May 31, 2005

(Stated in US Dollars)

Expenses
Accounting and audit fees	$ 5,000
Amortization	264
Consulting fees	10,000
Management fees - Note 7	12,000
Office and administration	2,115
Rent - Note 7	2,000

Net loss for the period	$ (31,379)

Basic and diluted loss per share	$ (0.01)

Weighted average number of shares outstanding	3,943,814

ARTHRO PHARMACEUTICALS INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

for the period October 27, 2004 (Date of Incorporation) to May 31, 2005

(Stated in US Dollars)

Operating activities
Net loss for the period	$ (31,379)
Add amount not involving cash
Amortization	264
Change in non-cash working capital balances related to operations
Prepaid expenses	(2,400)
Accounts payable and accrued liabilities	3,000

Investing activity
Purchase of capital asset	(1,760)

Financing activity
Issue of common stock	70,211

Increase in cash during the period	37,936

Cash, beginning of the period	-

Cash, end of the period	$ 37,936

Supplementary disclosure of cash flow information
Cash paid for:
Interest	$ -

Income taxes	$ -

Non-cash Transaction - Note 8

ARTHRO PHARMACEUTICALS INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY

for the period October 27, 2004 (Date of Incorporation) to May 31, 2005

(Stated in US Dollars)

				Deficit
				Accumulated
			Additional	During the
	Common Shares		Paid-in	Development
	Number	Par Value	Capital	Stage	Total

Balance, October 27, 2004	-	$ -	$ -	$ -	$ -
Issued for cash:
for private placement - at $0.001	3,000,000	3,000	-	-	3,000
- at $0.035	1,920,909	1,921	65,290	-	67,211
Issued for license agreement - at $0.001	2,000,000	2,000	-	-	2,000
Net loss for the period	-	-	-	(31,379)	(31,379)

Balance, May 31, 2005	6,920,909	$ 6,921	$ 65,290	$ (31,379)	$ 40,832

ARTHRO PHARMACEUTICALS INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

May 31, 2005

(Stated in US Dollars)

Note 1 Nature and Continuance of Operations

The Company was incorporated in the State of Nevada on October 27, 2004, and is in the development stage. On November 8, 2004, the Company has entered into a License Agreement to manufacture, market and distribute an arthritic pain reliever called 'Arthrospray.'

These financial statements have been prepared on a going concern basis. At May 31, 2005, the Company has not yet achieved profitable operations and has accumulated a deficit of $31,379 since inception. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. These financial statements do not include any adjustments to the recoverability and classification of assets, or the amount and classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

Management plans to continue to provide for its capital needs during the year ended May 31, 2005 by issuing equity securities or seeking short-tem loans from its directors or officers.

Note 2 Summary of Significant Accounting Policies

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgement. Actual results may vary from these estimates.

The financial statements have, in management's opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Development Stage Company

The Company complies with Financial Accounting Standard Board Statement ("FAS") No. 7 and The Securities and Exchange Commission Act Guide 7 for is characterization of the Company as development stage.

Foreign Currency Translation

The Company's functional currency is the United States dollar. The Company uses the United States dollar as its reporting currency for consisting with registrants of the Securities and Exchange Commission and in accordance with FAS No. 52 "Foreign Currency Translation."

Monetary assets and liabilities are translated into United States dollars at the exchange rate in effect at the end of the period. Non-monetary assets and liabilities are translated at the exchange rate prevailing when the assets were acquired or the liabilities assumed. Revenues and expenses are translated at the rate approximating the rate of exchange on the transaction date. All exchange gains and losses on transactions denominated in currencies other than the functional currency are included in the determination of net income (loss) for the period.

Basic and Diluted Loss Per Share

The Company reports basic loss per share in accordance with the FAS No. 128, "Earnings Per Share". Basic loss per share is computed using the weighted average number of shares outstanding during the period. The Company has no dilutive potential common shares, which would give rise to calculation of diluted loss per share.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes pursuant to FAS No. 109 "Accounting for Income Taxes." Under the assets and liability method of FAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Equipment

Equipment, which consists of computer equipment, is recorded at cost. The Company provides for amortization using a 30% declining balance annual rate.

Additions during the year are amortized at one-half the annual rate.

Note 2 Summary of Significant Accounting Policies - (cont'd)

License Agreement

The License Agreement is recorded at cost. As the License Agreement has an indefinite life, no amortization is provided. The License Agreement is reviewed periodically for impairment of value. An impairment loss will be recognized when the carrying value exceeds fair value.

Impairment of Long-lived Assets

Long-lived assets are reviewed for impairment in accordance with FAS No 144, "Accounting for the Impairment or Disposal of Long-lived Assets," which was adopted effective April 14, 2004. Under FAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value.

Financial Instruments

The carrying value of the Company's financial instruments consisting of cash and accounts payable and accrued liabilities approximate their fair value due to the short-term maturity of such instrument. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

New Accounting Standards

Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying consolidated financial statements.

Note 3 Equipment

		Accumulated	Net Book
	Cost	Amortization	Value

Computer equipment	$ 1,760	$ 264	$ 1,496

Note 4 License Agreement

The Company entered into a License Agreement on November 8, 2004, to acquire the intellectual and marketing license rights in the United States and its territories to an arthritic pain reliever "Arthrospray." The Company issued 2,000,000 common shares to the President of the Company at a fair value of $0.001, for a cost of $2,000, to acquire the license.

Note 5 Deferred Tax Assets

The following table summarizes the significant components of the Company's deferred tax assets, after applying enacted corporation income tax rates:

Total

Deferred tax assets
Non-capital loss carryforward	$ 11,077
Less valuation allowance	(11,077)

$ -

The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is likely to be realized from future operations. Management considers it more-likely-than-not that the loss carryfoward amounts will not be utilized against future income and accordingly a full valuation allowance has been applied.

Note 6 Income Taxes

No provision for income taxes has been provided for in these financial statements due to the net loss. At May 31, 2005, the Company has net operating loss carryforwards, which expire commencing in 2025, totalling approximately $31,115, the benefit of which has not been recorded in the financial statements.

Note 7 Related Party Transactions - Notes 4 and 8

During the period ended May 31, 2005, the Company paid $12,000 for management services and $2,000 for rent to a director and an officer of the Company. These charges were measured by the exchange amount, which is the amount agreed upon by the transacting parties.

Included in prepaid expenses is $2,000 for management fees paid and $400 for rent paid to a director of the Company and an officer of the Company.

Note 8 Commitments

The Company has a rental agreement with a director on their premises of $400 a month to November 30, 2005 for a total commitment of $2,400 in fiscal 2005.

The Company has entered into a management agreement to pay $2,000 a month to a director and officer until November 30, 2005 for a total commitment of $12,000 in fiscal 2005.

ARTHRO PHARMACEUTICALS INC.

(A Development Stage Company)

INTERIM FINANCIAL STATEMENTS

August 31, 2005 and May 31, 2005

(Stated in US Dollars)

(Unaudited)

ARTHRO PHARMACEUTICALS INC.

(A Development Stage Company)

INTERIM BALANCE SHEETS

August 31, 2005 and May 31, 2005

(Stated in US Dollars)

(Unaudited)

		August 31,	May 31,
ASSETS		2005	2005

Current
Cash		$ 32,173	$ 37,936
Prepaid expense		400	2,400

		32,573	40,336
License Agreement		2,000	2,000
Equipment		1,384	1,496

		$ 35,957	$ 43,832

LIABILITIES

Current
Accounts payable and accrued liabilities		$ 8,000	$ 3,000

STOCKHOLDERS' EQUITY

Common stock
75,000,000	shares authorized, $0.001 par value
6,920,909	shares issued	6,921	6,921
Additional paid-in capital		65,290	65,290
Deficit accumulated during the development stage		(44,254)	(31,379)

		27,957	40,832

		$ 35,957	$ 43,832

Nature and Continuance of Operations - Note 2

Commitments - Note 4

Subsequent Event - Note 5

SEE ACCOMPANYING NOTES

ARTHRO PHARMACEUTICALS INC.

(A Development Stage Company)

INTERIM STATEMENTS OF OPERATIONS

for the three months ended August 31, 2005 and

for the period October 27, 2004 (Date of Incorporation) to August 31, 2005

(Stated in US Dollars)

(Unaudited)

		October 27,
	Three months	2004 (Date of
	ended	Incorporation)
	August 31,	to August 31,
	2005	2005

Expenses
Accounting and audit fees	$ 5,000	$ 10,000
Amortization	112	376
Consulting fees	-	10,000
Management fees	6,000	18,000
Office and administration	563	2,678
Rent	1,200	3,200

Net loss for the period	$ (12,875)	$ (44,254)

Basic and diluted loss per share	$ (0.00)

Weighted average number of shares outstanding	6,920,909

SEE ACCOMPANYING NOTES

ARTHRO PHARMACEUTICALS INC.

(A Development Stage Company)

INTERIM STATEMENTS OF CASH FLOWS

for the three months ended August 31, 2005 and

for the period October 27, 2004 (Date of Incorporation) to August 31, 2005

(Stated in US Dollars)

(Unaudited)

		October 27,
	Three months	2004 (Date of
	ended	Incorporation)
	August 31,	to August 31,
	2005	2005

Operating Activities
Net loss for the period	$ (12,875)	$ (44,254)
Add amount not involving cash:
Amortization	112	376
Change in non-cash working capital balances related to operations
Prepaid expenses	2,000	(400)
Accounts payable and accrued liabilities	5,000	8,000

	(5,763)	(36,278)

Investing Activity
Purchase of equipment	-	(1,760)

Financing Activity
Issue of common stock	-	70,211

Increase (decrease) in cash during the period	(5,763)	32,173

Cash, beginning of the period	37,936	-

Cash, end of the period	$ 32,173	$ 32,173

Supplementary disclosure of cash flow information:
Cash paid for:
Interest	$ -	$ -

Income Taxes	$ -	$ -

SEE ACCOMPANYING NOTES

ARTHRO PHARMACEUTICALS INC.

(A Development Stage Company)

INTERIM STATEMENT OF STOCKHOLDERS' EQUITY

for the period October 27, 2004 (Date of Incorporation) to August 31, 2005

(Stated in US Dollars)

(Unaudited)

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Development
	Number	Par Value	Capital	Stage	Total

Balance, October 27, 2004 (Date of Incorporation)	-	$ -	$ -	$ -	$ -
Issued for cash:
Common stock - at $0.001	3,000,000	3,000	-	-	3,000
- at $0.035	1,920,909	1,921	65,290	-	67,211
Issued for license agreement - at $0.001	2,000,000	-	-	-	-
Net loss for the period	-	-	-	(31,379)	(31,379)

Balance, May 31, 2005	6,920,909	6,921	65,290	(31,379)	40,832
Net loss for the period	-	-	-	(12,875)	(12,875)

Balance, August 31, 2005	6,920,909	$ 6,921	$ 65,290	$ (44,254)	$ 27,957

SEE ACCOMPANYING NOTES

ARTHRO PHARMACEUTICALS INC.

(A Development Stage Company)

NOTES TO THE INTERIM FINANCIAL STATEMENTS

August 31, 2005

(Stated in US Dollars)

(Unaudited)

Note 1 Interim Reporting

The accompanying unaudited interim financial statements have been prepared by Arthro Pharmaceuticals Inc. (the "Company") pursuant to the rules and regulations of the United States Securities and Exchange Commission. Certain information and disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments and disclosures necessary for a fair presentation of these financial statements have been included. Such adjustments consist of normal recurring adjustments. These interim financial statements should be read in conjunction with the audited financial statements of the Company for the fiscal period ended May 31, 2005.

The results of operations for the three months ended August 31, 2005 are not indicative of the results that may be expected for the full year.

Note 2 Nature and Continuance of Operations

Arthro Pharmaceuticals Inc. (the "Company") was incorporated in the State of Nevada on October 27, 2004 and is in the development stage. On November 8, 2004, the Company entered into a License Agreement to manufacture, market and distribute an arthritic pain reliever under the name 'Arthrospray'.

The financial statements have been prepared using generally accepted accounting principles in the United States of America applicable for a going concern which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business. At August 31, 2005, the Company had a working capital surplus of $24,573, which is not sufficient to meet its planned business objectives or to fund ongoing operations for the next twelve months. The Company has yet to achieve profitable operations, has accumulated losses of $44,254 since inception and further losses are anticipated in the development of the business, raising substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon its ability to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. These financial statements do not include any adjustments to the recoverability and classification of assets, or the amount and classification of liabilities that may be necessary should the Company be unable to continue as a going concern and therefore be required to realize on its assets and discharge its liabilities and commitments at amounts different from those reported in the financial statements.

Note 2 Nature and Continuance of Operations - (cont'd)

Management plans to continue to provide for its capital needs during the year ended May 31, 2006 by issuing equity securities or seeking short-term loans from its directors or officers.

Note 3 Related Party Transactions - Note 4

During the period ended May 31, 2005, the Company paid $6,000 for management services and $1,200 for rent to a director and an officer of the Company. These charges were measured by the exchange amount, which is the amount agreed upon by the transacting parties.

Included in prepaid expenses at August 31, 2005 is $Nil (May 31, 2005: $2,000) for management fees paid and $400 (May 31, 2005: $400) for rent paid to a director of the Company and an officer of the Company.

Note 4 Commitments

The Company has a rental agreement with a director on their premises of $400 a month until November 30, 2005.

The Company has entered into a management agreement to pay $2,000 a month to a director and officer of the Company until November 30, 2005.

Note 5 Subsequent Event

The Company intends to file a Form SB2 Registration Statement prospectus with the United States Securities and Exchange Commission to qualify for the sale by existing shareholders of 3,920,909 common shares at an offering price of $0.035 per share. The Company will not receive any proceeds from this offering as these shares have already been issued.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.502(1) or 78.502(2), or in defense of any claim, issue or matter therein.

NRS 78.502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747, provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The question of whether a director or officer acts as the alter ego of a corporation must be determined by the court as a matter of law.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$16.15
Federal Taxes	NIL
State Taxes and Fees	NIL
Acquisition costs	NIL
Transfer Agent Fees	1,000.00
Accounting fees and expenses	5,000.00
Legal fees and expenses	5,000.00
Consulting	10,000.00
Blue Sky fees and expenses	NIL
Miscellaneous	NIL
Total	$21,016.15

All amounts are estimates other than the Commission's registration fee. As at May 31, 2005, $5,000 of these expenses had been incurred and are reflected in the operating loss for the period then ended.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling stockholders.  The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

RECENT SALES OF UNREGISTERED SECURITIES

We issued 3,000,000 shares of common stock on November 8, 2004 to Celine Totman at a price of $0.001. We issued 2,000,000 shares of common stock on November 8, 2004 to Peter Hughes for a Licensing Agreement at a price of $0.001. We completed an offering of 1,920,909 shares of our common stock at a price of $0.035 per share to a total of 28 purchasers on May 9, 2005.  The total amount received from this offering was $67,211. We completed the offering pursuant to Rule 903 of Regulation S (i.e., Category 3) of the Securities Act.  Each purchaser represented to us in the subscription agreement that he was a non-U.S. person as defined in Regulation S.  We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution.  Each purchaser represented to us that he will resell such securities only in accordance with the provisions of Regulation S which prohibit sales to or for the benefit of a U.S. person, pursuant to registration under the Act, or pursuant to an available exemption from registration and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S which, among other things, precludes transfers except as provided above.  Each purchaser was given adequate access to sufficient information about us to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  Each subscription agreement precluded transfer except under the above conditions.  No registration rights were granted to any of the purchasers.

We did not utilize an underwriter for any of the foregoing. Other than the securities mentioned or referenced above, we have not issued or sold any securities since incorporation.

EXHIBITS

Number	Description of Exhibit
1.1	Licensing Agreement with Peter Hughes
3.1	Articles of Incorporation
3.2	Bylaws
4.1	Regulation "S" Securities Subscription Agreement
5.1	Opinion of Dennis H. Johnston, Attorney at Law, with consent to use
23.1	Consent of Amisano Hanson, Chartered Accountants

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which we offer or sell securities, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, and Notwithstanding the foregoing, and increase or decrease in volumes of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB- 2 and authorized this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on January 27, 2006.

Arthro Pharmaceuticals, Inc.

(Registrant)

By:/s/Peter Hughes

      Peter Hughes

      President, Principal Executive, Financial

      And Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ Peter Hughes	President, Chief Executive Officer and Director (Principal Executive, Financial and Accounting Officer)	January 27, 2006
/s/ Celine Totman	Secretary and Director	January 27, 2006